EXHIBIT 8.2

Form of Exhibit 8.2 Tax Opinion
of Morrison & Foerster LLP

January     , 2002

Sage, Inc.
1601 McCarthy Boulevard
Milpitas, California 95035

Ladies and Gentlemen:

          We have acted as counsel to Sage, Inc., a Delaware corporation (“Company”), in connection with the preparation and execution of the Agreement and Plan of Merger and Reorganization (the “Agreement”) dated as of September 27, 2001, by and between Genesis Microchip Incorporated, a Nova Scotia company (“Genesis Microchip”), and Company. Pursuant to the Agreement, and to the Restructuring described therein, (i) Genesis Microchip will become an indirect wholly-owned subsidiary of a newly-formed corporation organized under Delaware law (“Genesis Delaware”) and (ii) a newly-formed, wholly-owned subsidiary of Genesis Delaware (“Merger Sub”) will be merged with and into Company. The merger of Merger Sub with and into Company, with Company surviving, is referred to herein as the “Merger.” The Merger is described in the Registration Statement of Genesis Microchip on Form S-4, as amended (the “Registration Statement”) filed on October 25, 2001 with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement includes the joint proxy statement and prospectus of Company and Genesis Microchip (the “Proxy Statement/Prospectus”). Unless otherwise indicated, any capitalized terms used herein and not otherwise defined have the meaning ascribed to them in the Registration Statement.

          In that connection, we have reviewed the Agreement, the Registration Statement and such other materials as we have deemed necessary or appropriate for purposes of this opinion. In addition, we have assumed (i) that the Merger will be consummated in the manner contemplated by the Registration Statement and in accordance with the Agreement, without waiver or modification of the material terms and conditions thereof, (ii) the truth and accuracy, on the date of the Agreement and on the date hereof, of the representations and warranties made by Genesis Microchip and Company in the Agreement, (iii) the truth and accuracy of the officer’s certificates dated January     , 2002 (the “Officer’s Certificates”) provided to us by Genesis Delaware and Company for use in preparing our opinion, and (iv) that any representation in an Officer’s Certificate made “to the knowledge” or similarly qualified is correct without such qualification.

          Because this opinion is being delivered prior to the Effective Time of the Merger, it must be considered prospective and dependent on future events. There can be no assurance that changes in the law will not take place that could affect the U.S. federal income tax consequences of the Merger or that contrary positions may not be taken by the Internal Revenue Service.

          Based upon the foregoing and our consideration of such other matters of fact and law as we have deemed necessary or appropriate, we hereby confirm that the discussion of the U.S. federal income tax consequences relating to the Merger contained in the Registration Statement under the caption “The Merger and Related Transactions–Material United States Federal Income Tax Consequences of the Merger,” subject to the limitations and qualifications described therein, represents our opinion as to all of the material U.S. federal income tax consequences to holders of Sage stock who receive Genesis Delaware common stock pursuant to the Merger.

Sage, Inc.
January     , 2002

          This opinion is being furnished in connection with the Registration Statement. We hereby consent to the use of our name under the caption “The Merger and Related Transactions—Material United States Federal Income Tax Consequences of the Merger” in the Proxy Statement/Prospectus and to the filing of this opinion as an Exhibit to the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Ve	ry truly yours,